AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1999
                                                     REGISTRATION NO.: 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                            C&F FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

             Virginia                                 54-1680165
             --------                                 ----------
     (State of Incorporation               (IRS Employer Identification No.)
         or Organization)

              Eighth & Main Streets
               West Point, Virginia                              23181
     (Address of Principal Executive Offices)                 (Zip Code)

  C&F FINANCIAL CORPORATION 1998 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
                             (Full name of the Plan)
                                   -----------

                 Larry G. Dillon                 Copy to:     Fred W. Palmore, III
      President and Chief Executive Officer                 Mays & Valentine, L.L.P.
            C&F Financial Corporation                          1111 East Main St.,
              Eighth & Main Streets                            NationsBank Center
            West Point, Virginia 23181                      Richmond, Virginia 23219
           Telephone: (804) 843-2360                        Telephone: (804) 697-1396
      -----------------------------------                  ---------------------------
(Name and Address of Agent for Service Process)

                                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                           PROPOSED              PROPOSED
                                                            MAXIMUM               MAXIMUM
      TITLE OF SECURITIES          AMOUNT TO BE         OFFERING PRICE           AGGREGATE                  AMOUNT OF
       TO BE REGISTERED             REGISTERED           PER SHARE(1)        OFFERING PRICE(1)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------

         COMMON STOCK
        $1.00 PAR VALUE               125,000               $20.375             $2,546,875                   $708.03
------------------------------------------------------------------------------------------------------------------------


         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of $20.375 per share. The proposed maximum offering price per share of $20.375 was calculated based on the average of the bid and asked prices of the shares of the Registrant as reported on the NASDAQ National Market System on October 19, 1999. The Company previously registered 25,000 shares under its 1998 Non-Employee Director Stock Compensation Plan pursuant to its Registration Statement on Form S-8 (file no. 333-63699).

================================================================================

         C&F Financial Corporation is filing this Registration Statement, the contents of which are incorporated herein by reference, pursuant to Rule 416 of the Securities Act of 1933, as amended, to reflect an increase in the common stock, par value $1.00 ("Common Stock"), covered by such Registration Statement from 25,000 shares of Common Stock to 150,000 shares of Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

        An index of Exhibits appears at page II-3 hereof.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Commonwealth of Virginia, on the 20th day of October, 1999.

                                   C&F FINANCIAL CORPORATION
                                   West Point, Virginia



                                   By:      /s/ Larry G. Dillon
                                            ------------------------
                                            Larry G. Dillon
                                            President and
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   NAME                                         TITLE                                   DATE
                   ----                                         -----                                   ----

                                                    President and Chief Executive Officer
                                                    (Principal Executive Officer)
   /s/ Larry G. Dillon                              and Director                                  October 20, 1999
   ----------------------------------------
   Larry G. Dillon

                                                    Senior Vice President and Chief
                                                    Financial Officer (Principal Financial
   /s/ Thomas F. Cherry                             and Accounting Officer)                       October 20, 1999
   ----------------------------------------
   Thomas F. Cherry


   /s/ Sture G. Olsson                              Director                                      October 20, 1999
   ----------------------------------------
   Sture G. Olsson


   /s/ James H. Hudson, III                         Director                                      October 20, 1999
   ----------------------------------------
   James H. Hudson, III



   /s/ William E. O'Connell, Jr.                    Director                                      October 20, 1999
   ------------------------------
   William E. O'Connell, Jr.


   /s/ J. P. Causey, Jr.                            Director                                      October 20, 1999
   ----------------------------------------
   J. P. Causey, Jr.

                                  EXHIBIT INDEX



Exhibit Description                                             Exhibit Number

Opinion of Mays & Valentine, L.L.P., with respect               5
to the validity of the Common Stock, filed herewith

Consent of Yount, Hyde & Barbour, P.C.,                         23.1
Independent Public  Accountants dated October 20,
1999, filed herewith.

Consent of Deloitte & Touche LLP, Independent                   23.2
Public Accountants dated October 20, 1999, filed herewith.

Consent of Mays & Valentine, L.L.P., contained in               23.3
their opinion filed as Exhibit 5 hereto

                                     III-3